Option Agreement

Q Lotus Holdings, Inc. 2013 Equity Incentive Plan

(Incentive Stock Option or Nonstatutory Stock Option)

Effective as of February 19, 2013

Pursuant to the Stock Option Grant Notice (“Grant Notice”) and this Option Agreement (“Option Agreement”), Q Lotus Holdings, Inc. (the “Company”) has granted to Optionee an option under its 2013 Equity Incentive Plan (the “Plan”), to purchase the number of shares of the Company’s Common Stock indicated in Optionee’s Grant Notice, at the exercise price indicated in such Grant Notice. This Option Agreement is incorporated by reference into and made a part of the Grant Notice. Whenever capitalized terms are used in this Option Agreement, they shall have the meaning specified (i) in the Plan, (ii) in the relevant Grant Notice, or (iii) below, unless the context clearly indicates to the contrary.

The details of the Option granted to Optionee are as follows:

1.                  Term of Option. Subject to the maximum time limitations in Sections 5(b) and 6(a) of the Plan, the term of the Option shall be the period commencing on the Date of Grant and ending on the Expiration Date (as defined in the Grant Notice), unless terminated earlier as provided herein or in the Plan.

2.                  Exercise Price. The Exercise Price of the Option granted hereby shall be as provided in the Grant Notice.

3.                  Exercise of Option.

(a)        The Grant Notice sets forth the rate at which the Option Shares shall become subject to purchase (“vest”) by Optionee.

(b)       In the event of a Change in Control of the Company, except as otherwise may be provided in the Plan or Grant Notice, the vesting of the Option shall not accelerate, and the Option shall terminate if not exercised (to the extent then vested and exercisable) at or prior to such Change in Control.

(c)        Optionee shall exercise the Option, to the extent exercisable, in whole or in part, by sending written notice to the Company on a Notice of Exercise in the form attached to the Grant Notice of his or her intention to purchase Option Shares hereunder, together with a check in the amount of the full purchase price of the Option Shares to be purchased, or such other form of payment as permitted by the Grant Notice. Except as otherwise consented to by the Company, Optionee shall not exercise the Option at any one time with respect to less than five percent (5%) of the total Option Shares set forth in the Grant Notice unless Optionee exercises all of the Option then vested and exercisable.

(d)       If the Option is an Incentive Stock Option, by Optionee’s exercise of the Option, Optionee agrees that he or she will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of the Option that occurs within two (2) years after the date of the Date of Grant or within one (1) year after such shares of Common Stock are transferred upon exercise of the Option.

(e)        Optionee agrees to complete and execute any additional documents which the Company reasonably requests that Optionee complete in order to comply with applicable federal, state and local securities laws, rules and regulations.

(f)        Subject to the Company’s compliance with all applicable laws, rules and regulations relating to the issuance of such Option Shares and Optionee’s compliance with all the terms and conditions of the Grant Notice, this Option Agreement, and the Plan, the Company shall promptly deliver the Option Shares to Optionee.

(g)       Except as otherwise provided herein or in the Plan, the Option may be exercised during the lifetime of Optionee only by Optionee.

(h)       In the event that Optionee is an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (i.e., a “Non-Exempt Employee”), Optionee may not exercise his or her Option until the later date (i) that he or she shall have completed at least six (6) months of service to the Company measured from the Date of Grant specified in Optionee’s Grant Notice, or (ii) the date set forth in the Grant Notice.

4.                  Exercise Prior to Vesting (“Early Exercise”). If expressly permitted by the Grant Notice and subject to the provisions of this Option Agreement, Optionee may, at any time that is both (i) prior to a Termination of Service; and (ii) prior to the Expiration Date, elect to exercise all or part of the Option, including the nonvested portion of the Option; provided, however, that:

(a)        a partial exercise of the Option shall be deemed to cover first any vested Option Shares and then the earliest vesting installment(s) of unvested Option Shares;

(b)       any Option Shares so purchased from installments which have not vested as of the date of exercise shall be subject to a purchase option in favor of the Company, pursuant to an Early Exercise Stock Purchase Agreement in form satisfactory to the Company;

(c)        Optionee shall enter into the Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

(d)       as provided in the Plan, if the Option is an Incentive Stock Option, to the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which the Option plus all other Incentive Stock Options held by Optionee are exercisable for the first time during any calendar year (under all plans of the Company and its Affiliates) exceeds One Hundred Thousand Dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

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5.                  Option Not Transferable. The Option granted hereunder shall not be transferable in any manner other than as provided in Section 6(d) of the Plan. More particularly (but without limiting the foregoing), the Option may not be assigned, transferred (except as expressly provided in the Plan), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

6.                  Termination of Option.

(a)        To the extent not previously exercised, the Option shall terminate on the Expiration Date; provided, however, that except as otherwise provided in this Section 6, the Option may not be exercised more than sixty (60) days after the Termination of Service of Optionee for any reason (other than for Cause, as defined in the Plan, or upon Optionee’s death or Disability). Within such sixty (60)-day period, except as may otherwise be specifically provided in this Option Agreement or any other agreement between Optionee and the Company which has been approved by the Board, Optionee may exercise the Option only to the extent the same was exercisable on the date of such termination and said right to exercise shall terminate at the end of such period.

(b)       In the event of the Termination of Service of Optionee as a result of Optionee’s Disability, the Option shall be exercisable for a period of six (6) months from the date of such termination, but in no event later than the Expiration Date and only to the extent that the Option was exercisable on the date of such termination.

(c)        In the event of the Termination of Service of Optionee as a result of Optionee’s death, the Option shall be exercisable by Optionee’s estate (or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution) for a period of twelve (12) months from the date of such termination, but in no event later than the Expiration Date and only to the extent that Optionee was entitled to exercise the Option on the date of death.

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(d)       In the event of the Termination of Service of Optionee for Cause (as defined below), unless otherwise determined by the Board, (A) the Option shall expire as of the date of the first occurrence giving rise to such termination or upon the Expiration Date, whichever is earlier; (B) Optionee shall have no rights with respect to any unexercised portion of the Option; and (C) any Option Shares issued in respect of the exercise of the Option on or after the date of the first act and/or event constituting Cause shall have occurred shall be deemed to have been issued in respect of an expired option, and shall thereupon be deemed null and void ab initio, and Optionee shall have no claims to, or rights in, any such Option Shares. “Cause” means with respect to Optionee, the occurrence of any of the following events, as reasonably determined by the Board in each case: (i) Optionee’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) Optionee’s commission, or attempted commission, of, or participation in, a fraud or act of dishonesty against the Company or any Affiliate, or any of their respective employees, officers or directors; (iii) Optionee’s intentional, material violation of any contract or agreement between the Optionee and the Company or any Affiliate or of any statutory duty owed to the Company or any Affiliate; (iv) Optionee’s unauthorized use or disclosure of the Company’s or an Affiliate’s material confidential information or trade secrets; (v) Optionee’s gross misconduct in connection with Optionee’s service to the Company or an Affiliate; or (vi) Optionee’s failure to promptly return all documents and other tangible items belonging to the Company or its Affiliates in the Participant’s possession or control, including all complete or partial copies, recordings, abstracts, notes or reproductions of any kind made from or about such documents or information contained therein, upon a Termination of Service for any reason. “Cause” shall not require that a civil judgment or criminal conviction have been entered against, or guilty plea shall have been made by, Optionee regarding any of the matters referred to in clauses (i) through (vi). Accordingly, the Board shall be entitled to determine “Cause” based on the its good faith belief. If the Optionee is criminally charged with a felony or similar offense, that shall be a sufficient, but not a necessary, basis for such a belief. Unless otherwise specifically provided in the Grant Notice, the foregoing definition of “Cause” shall apply for all purposes relating to the Option, notwithstanding any employment or other agreement by and between Optionee and the Company or any Affiliate thereof that defines a termination on account of “Cause” (or a term having similar meaning). Any determination by the Board that an Optionee’s Termination of Service is for Cause may be made following a Termination of Service and shall be communicated by written notice to Optionee within 30 days after a Termination of Service; provided, however, that after such 30-day period, the Board may make a determination that a Termination of Service is for “Cause” based upon clear and convincing evidence subsequently received by the Board, that an event or events constituting Cause have occurred on or prior the date of the Termination of Service and, in such event, any Option Shares issued in respect of the exercise of the Option on or after the date that the first act and/or event constituting Cause shall have occurred, shall be deemed to have been issued in respect of an expired option and shall thereupon be deemed null and void ab initio, and Optionee shall have no claims to, or rights in, any such Option Shares.

(e)        Notwithstanding the foregoing, the Option is subject to earlier termination upon a Change in Control, as provided in Section 3(b) above and in Section 11 of the Plan, or upon the dissolution of the Company. If the Option will terminate in connection with a Change in Control, the Company shall provide written notice to Optionee of a proposed transaction constituting a Change in Control, not less than ten (10) days prior to the anticipated effective date of the proposed transaction.

(f)        Notwithstanding anything herein to the contrary, no portion of any Option which is not exercisable by Optionee upon the Termination of Service of such Optionee shall thereafter become exercisable, regardless of the reason for such termination, except as may otherwise be specifically provided in this Option Agreement or any other agreement between Optionee and the Company which has been approved by the Board.

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7.                  No Right to Continued Service. The Option does not confer upon Optionee any right to continue as an Employee or Director of, or Consultant to, the Company or an Affiliate, nor does it limit in any way the right of the Company or an Affiliate to terminate Optionee’s employment or other relationship with the Company or an Affiliate, at any time, with or without Cause.

8.                  Right of Repurchase of Option Shares.

(a)        In furtherance of, and not in limitation of Section 5, the Option Shares issued pursuant to the Option shall be subject to a right, but not an obligation, of repurchase by the Company and/or its assignee(s) (the “Right of Repurchase”), at the price determined under Section 8(b) below, if prior to the termination of the Right of Repurchase as provided in Section 10(d) below, a Termination of Service occurs for any reason, including as a result of Optionee’s death or Disability. Without the Company’s prior written consent, Option Shares issued by the Company shall not be transferable by Optionee during the period during which the Right of Repurchase applies, and the Company may take such steps as it deems necessary to ensure compliance with this restriction.

(b)       The price per share at which the Company may exercise the Right of Repurchase (the “Repurchase Price”) shall be the Fair Market Value of an Option Share on the date the Company exercises its Right of Repurchase, except as otherwise provided in an Early Exercise Stock Purchase Agreement referred to in Section 4.

(c)        The Company’s Right of Repurchase shall terminate if not exercised by written notice from the Company to Optionee within ninety (90) days after the Termination of Service (or within 90 days after the date of exercise in the case of Option Shares purchased after the Termination of Service). If the Company exercises its Right of Repurchase, it shall give notice thereof to Optionee within such ninety (90)-day period, and, upon receipt of such notice, Optionee shall immediately endorse and deliver to the Company the stock certificate(s) representing the Option Shares being repurchased, and the Company shall then promptly pay, pursuant to the provisions of Section 8(d) below, the total Repurchase Price to Optionee. If the Company exercises its Right of Repurchase, it may exercise its right with respect to all or part of such Option Shares.

(d)       The Repurchase Price shall be paid first by cancellation of any obligation for accrued but unpaid interest outstanding under notes issued by Optionee upon purchase of the Option Shares (if any), next by cancellation of principal outstanding under such notes (if any), and finally by payment in cash of the balance due.

(e)        In the event the Company does not elect to exercise its Right of Repurchase within the ninety (90)-day period, the Option Shares shall no longer be subject to repurchase by the Company pursuant to this Section 8.

9.                  Right of First Refusal. Optionee agrees that he or she will not sell or otherwise transfer any Option Shares (including transfer by operation of law) at any time before or after the expiration of the Right of Repurchase and prior to the termination of this Section 9 pursuant to Section 10(d) below unless such Option Shares shall first be offered to the Company as follows:

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(a)        Optionee shall deliver a notice (the “Notice”) to the Company, stating (i) Optionee’s bona fide intention to sell or transfer such Option Shares, to a third party purchaser in a bona fide arms length transaction, pursuant to a written agreement in respect thereof; (ii) the number of such Option Shares to be sold or transferred; (iii) the consideration for which Optionee proposes to sell or transfer such Option Shares; (iv) the terms of payment of such consideration and any other terms and conditions of sale; and (v) the name of the proposed purchaser or transferee.

(b)       Within sixty (60) days after receipt of the Notice, the Company may elect to purchase any or all of the Option Shares to which the Notice refers, for the consideration per share and upon the terms and conditions specified in the Notice, except as set forth in Section 9(e) below for transfers involving non-cash consideration. If the Company elects not to purchase all such Option Shares, the Company may assign its right to purchase the remaining Option Shares. The Company’s assignees may elect, within sixty (60) days after receipt by the Company of the Notice, to purchase any or all Option Shares to which the Notice refers which the Company has not elected to purchase, for the consideration per share and upon the terms and conditions specified in the Notice, except as set forth in Section 9(e) below. An election to purchase shall be made by written notice to Optionee, specifying the number of Option Shares to be purchased. If the Company and/or its assignees elect to purchase the offered Option Shares, they shall complete the purchase within ninety (90) days after receipt by the Company of the Notice, unless a longer period is set forth in the Notice.

(c)        If the Company and/or its assignees do not elect to so purchase all of such offered Option Shares within such sixty (60)-day period, Optionee shall have no obligation to transfer such Option Shares to the Company and/or its assignees and Optionee shall have a period of thirty (30) days thereafter to transfer all (but not less than all) of such Option Shares to the transferee referred to in the Notice and for the same consideration and on the other terms as set forth therein; provided, however, that prior to any transfer of such Option Shares, the proposed transferee shall execute and deliver to the Company an agreement with the Company, in form and substance satisfactory to the Company, pursuant to which such transferee agrees to be subject to the relevant provisions of this Option Agreement.

(d)       In the event that such Option Shares are not transferred to the transferee referred to in the Notice and in accordance with the terms of this Option Agreement within such 30-day period, the restrictions on transfer provided in this Section 9 shall again become applicable to the Option Shares.

(e)        If part or all of the purchase consideration specified in a Notice delivered by Optionee pursuant to this Section 9 is other than cash or purchaser’s promissory note or other evidence of indebtedness, the Company and its assignee(s) shall have the right to purchase the Option Shares specified in the Notice for a cash price equal to the Fair Market Value of the number of Option Shares to be so purchased by the Company and/or its assignee(s). The Fair Market Value of any Option Shares shall be as determined in good faith by the Company’s Board of Directors.

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(f)        Notwithstanding anything in this Section 9 or elsewhere in this Agreement to the contrary, if at any time following the exercise of all or a portion of this Option, the Company’s Bylaws contain provisions regarding the right of the Company to repurchase its securities from stockholders, then such provisions shall govern the rights of the Company and/or any other party to repurchase shares of the Company’s stock from any stockholder, including the Option Shares, and the provisions of this Section 9 shall be inapplicable. Optionee agrees to be bound by all of the provisions of the Bylaws granting the Company a right to repurchase its securities, if any.

10.              Other Provisions Regarding Transfer.

(a)        Optionee, as a condition for accepting any Option Shares, shall not sell, transfer or pledge any Option Shares subject to the Right of Repurchase described in Section 8 or the right of first refusal described in Section 9 hereof, other than in the manner expressly permitted in this Option Agreement, and any such sale, transfer or pledge of the Option Shares in violation of this Agreement shall be void. The Company shall not be required (i) to transfer on its books any Option Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Option Agreement or (ii) to treat as the owner of such Option Shares or accord the right to vote or pay dividends to any transferee to whom such Option Shares shall have been so transferred.

(b)       Notwithstanding anything to the contrary contained herein, Optionee is under no restrictions as to the transfer by him or her of any or all of the issued Option Shares to his or her Related Transferees (as defined herein), provided that each such Related Transferee shall first (i) execute a written consent to be bound by all of the relevant provisions of this Option Agreement in form and substance satisfactory to the Company; and (ii) give a duplicate original of such consent to the Company. The “Related Transferees” of Optionee as used herein shall consist of Optionee’s spouse, his or her adult lineal descendants, the adult spouses of his or her lineal descendants and trusts for the benefit of any of the foregoing, Optionee and/or his or her minor lineal descendants. In the event of any transfer by Optionee to his or her Related Transferees of all or any part of the Option Shares (or in the event of any subsequent transfer by any such Related Transferee to another Related Transferee of Optionee), such Related Transferees shall receive and hold the Option Shares subject to the relevant terms of this Option Agreement and Optionee’s rights and obligations hereunder as though the Option Shares were still owned by Optionee and shall together with Optionee continue to be deemed to be the “Optionee” for purposes of this Option Agreement, including without limitation restrictions on the transfer of Option Shares. There shall be no further transfer of the Option Shares by a Related Transferee except between and among such Related Transferee, the Optionee and other Related Transferees of Optionee, or except as permitted by this Option Agreement. The Company advises Optionee to seek independent tax counsel prior to transferring any Option Shares to any Related Transferee.

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(c)        Optionee hereby grants to the Company a security interest in the Option Shares for the purpose of ensuring that a transfer in violation of the restrictions set forth in Sections 8, 9 and 10 of this Agreement does not occur. In furtherance of such security interest, the Company may, at its option, retain the certificate(s) evidencing the Option Shares, together with stock assignments executed in blank by Optionee, until such transfer restrictions terminate in accordance with Section 10(d). Optionee hereby grants to any officer(s) of the Company the power of attorney to cause the Option Shares to be transferred on the books of the Company in the event the Company and/or its assignees repurchase some or all of the Option Shares in accordance with this Option Agreement.

(d)           The transfer restrictions provided in Sections 8, 9 and 10 hereof may be terminated on such conditions as the Board may determine in its sole discretion.

11.              Notice of Tax Election. If Optionee makes any tax election relating to the treatment of the Option Shares under the Internal Revenue Code of 1986, as amended, Optionee shall promptly notify the Company of such election.

12.              Market Stand-Off.

(a)        By Optionee exercising his or her Option, Optionee agrees not to sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by Optionee, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as necessary to permit compliance with NASD Rule 2711 and similar or successor regulatory rules and regulations (the “Lock-Up Period”); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. Optionee further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Optionee’s shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 12(a) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

(b)       In order to enforce the provisions of this Section 12, the Company may impose stop-transfer instructions with respect to the Option Shares until the end of the applicable Lock-Up Period.

13.              Acknowledgments of Optionee. Optionee acknowledges and agrees that:

(a)        Although the Company has made a good faith attempt to qualify the Option as an incentive stock option within the meaning of Sections 421, 422 and 424 of the Code (if the Grant Notice provides that the Option is an Incentive Stock Option), the Company does not warrant that the Option granted herein constitutes an “incentive stock option” within the meaning of such sections, or that the transfer of Option Shares will be treated for federal income tax purposes as specified in Section 421 of the Code.

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(b)       In the event the Option is not an incentive stock option within the meaning of Sections 421, 422 and 424 of the Code (whether or not the Grant Notice provides that the Option is an Incentive Stock Option) and it is determined that the per share Exercise Price of the Option (as set forth in the Notice of Grant of Option) is less than the fair market value of a share of the Company’s Common Stock as of the date of grant of the Option, Optionee could have deferred compensation pursuant to Section 409A of the Code in an amount equal to the difference between the fair market value of a share of the Company's Common Stock as of the date that the Option vests and the per share Exercise Price multiplied by the number of Option Shares then vesting (the “spread”). As a result, because the Option likely will not be compliant with the rules in respect of deferred compensation under Section 409A, Optionee could have taxable income (taxed at ordinary income tax rates) in an amount equal to the spread on each vesting date. Optionee would also incur a tax equal to 20% of the spread (and to the extent that Optionee is a California resident, Optionee could incur an additional tax equal to 20% of the spread). The Company does not warrant that the Exercise Price of the Option is equal to or greater than the fair market value of the Common Stock as of the date of grant. Because the issues relating to Section 409A are complex, the Company recommends that Optionee consult with his or her tax advisors as to the possible tax consequences arising from the grant of the Option.

(c)        Optionee shall notify the Company in writing within fifteen (15) days of each disposition (including a sale, exchange, gift or a transfer of legal title) of the Option Shares made within three years after the issuance of such Option Shares.

(d)       If the Grant Notice provides that the Option is an Incentive Stock Option, Optionee understands that if, among other things, he or she disposes of any Option Shares granted within two years of the granting of the Option to him or her or within one year of the issuance of such shares to him or her, then such Option Shares will not qualify for the beneficial treatment which Optionee might otherwise receive under Sections 421 and 422 of the Code.

(e)        Optionee and his or her transferees shall have no rights as a shareholder with respect to any Option Shares until the date of the issuance of a stock certificate evidencing such Option Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 10 of the Plan.

(f)        All certificates representing the Option Shares shall have endorsed thereon the following legends, the provisions of which are hereby incorporated into this Option Agreement by this reference, and such other legends as the Company deems necessary or appropriate:

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THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN ISSUED AND SOLD PURSUANT TO AN EXEMPTION FROM THE ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED BY THE HOLDERS THEREOF AT ANY TIME EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT COVERING THE SECURITIES, OR (2) IF, IN THE REASONABLE OPINION OF COUNSEL TO THE CORPORATION, SUCH SHARES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION.

IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF REPURCHASE AND RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION, AND THE SALE, TRANSFER OR HYPOTHECATION OF THE SECURITIES REPRESENTED HEREBY IS RESTRICTED BY THE PROVISIONS OF A STOCK OPTION AGREEMENT ENTERED INTO BY THE CORPORATION AND THIS STOCKHOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND ALL OF THE PROVISIONS OF WHICH ARE INCORPORATED HEREIN.

14.              Investment Representations. As an inducement to the Company to grant the Option and issue the Option Shares to Optionee, Optionee hereby makes the following representations and warranties, and authorizes the Company to rely upon the same:

(a)        Optionee will acquire the Option Shares for investment for his or her own account, not for resale, without any intention of or view toward or for participating, directly or indirectly, in a distribution of the Option Shares or any portion thereof.

(b)       Optionee understands that an investment in the Company is speculative, that any possible profits therefrom are uncertain, and that he or she must bear the economic risks of the investment in the Company for an indefinite period of time.

(c)        Optionee understands that the Option Shares have not been registered under the Securities Act in reliance on the exemption provided by Rule 701 promulgated thereunder for compensatory benefit plans; and that the Option Shares have not been registered or qualified under the “blue sky” laws of any state.

(d)       Optionee understands that the Option Shares may have to be held indefinitely unless they are subsequently registered under the Securities Act and qualified or registered under other applicable securities laws, rules and regulations, which is unlikely, or unless an exemption from such qualification or registration is available.

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(e)        Optionee understands and agrees that (i) the legends set forth in Section 13(f) hereof will be placed on the certificate(s) evidencing the Option Shares and, except as otherwise herein provided for, on certificate(s) issued to transferees; (ii) the stock records of the Company will be noted with respect to such restrictions; (iii) the Company will not be under any obligation to register the Option Shares or to comply with any exemption available for sale of the Option Shares without registration; and (iv) the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 of the Securities Act are not now available and it is not likely that they will become available in the foreseeable future.

(f)        Optionee is a bona fide resident and domiciliary of, not a temporary transient resident of, and has his or her principal residence in, the state or other jurisdiction set forth under Optionee’s signature in the Grant Notice, and Optionee does not have any present intention of moving his or her principal residence from such state or jurisdiction.

15.              Withholding Obligations. Whenever Option Shares are to be issued under the Option Agreement, the Company shall have the right to require Optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to issuance and/or delivery of any certificate or certificates for such Option Shares.

16.              No Obligation to Notify. The Company shall have no duty or obligation to Optionee to advise Optionee as to the time or manner of exercising the Option. Furthermore, except as specifically set forth herein or in the Plan, the Company shall have no duty or obligation to warn or otherwise advise Optionee of a pending termination or expiration of the Option or a possible period in which the Option may not be exercised. The Company has no duty or obligation to minimize the tax consequences of the Option granted to Optionee.

17.              Miscellaneous.

(a)        This Option Agreement shall bind and inure to the benefit of the parties’ heirs, legal representatives, successors and permitted assigns.

(b)       This Option Agreement, the Grant Notice and the Plan, constitute the entire agreement between the parties pertaining to the subject matter contained herein and they supersede all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Option Agreement shall be binding unless executed in writing by all of the parties. No waiver of any of the provisions of this Option Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. In the event there exists any conflict or discrepancy between any of the terms in the Plan and this Option Agreement, the terms of the Plan shall be controlling. A copy of the Plan has been delivered to Optionee and also may be inspected by Optionee at the principal office of the Company.

(c)        By execution of the Grant Notice and delivery of a Notice of Exercise to the Company in connection with the exercise of the Option, as provided in Section 3 above, Optionee consents to the delivery of any notice to the stockholders given by the Company in the form of an electronic transmission, pursuant to, and as described in, the Nevada Revised Statutes.

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(d)       Should any portion of the Plan, the Grant Notice or this Option Agreement be declared invalid and unenforceable, then such portion shall be deemed to be severable from this Option Agreement and shall not affect the remainder hereof.

(e)        All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at its principal executive office, and to Optionee at the address set forth in the Option Agreement, or at such other address as the Company or Optionee may designate by ten (10) days advance written notice to the other party hereto.

(f)        Any dispute or claim concerning the Option Agreement or the Plan or any disputes or claims relating to or arising out of the Option Agreement or the Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the rules of Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in Chicago, Illinois. In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys’ fees and costs. By executing the Option Agreement, the Company and Optionee waive their respective rights to have any such disputes or claims tried by a judge or jury.

(g)       This Option Agreement shall be construed according to the laws of the State of Illinois.

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